Exhibit 10(q)
Execution Version

Ladish Co., Inc.
Third Amendment
Dated as of December 21, 2009
to
Note Purchase Agreements dated as of July 20, 2001
Re: 6.14% Senior Notes, Series B, due May 16, 2016
6.41% Senior Notes, Series C, due September 2, 2015

Table of Contents
(Not a part of this Third Amendment)
Schedule I — Name of Holders and Principal Amount of Series B Notes and Series C Notes

Dated as of
December 21, 2009
To each of the holders
listed in Schedule I to
this Third Amendment
Ladies and Gentlemen:
Reference is made to the separate Note Purchase Agreements, each dated as of July 20, 2001, as amended by a First Amendment thereto dated as of May 15, 2006, as supplemented by a Series B Terms Agreement dated as of May 16, 2006, as further supplemented by a Series C Terms Agreement dated as of September 2, 2008, and as further amended by a Second Amendment thereto dated as of September 2, 2008 (the “Note Purchase Agreements”), by and between Ladish Co., Inc., a Wisconsin corporation (the “Company”), and each of the purchasers of the $40,000,000 aggregate principal amount of 6.14% Senior Notes, Series B, due May 16, 2016 (the “Series B Notes”) and each of the purchasers of the $50,000,000 aggregate principal amount of 6.41% Senior Notes, Series C, due September 2, 2015 (the “Series C Notes,” and together with the Series B Notes, the “Notes”) of the Company issued pursuant thereto. Capitalized terms used in this Third Amendment (this “Third Amendment”) without definition shall have the meanings given such terms in the Note Purchase Agreements.
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company requests the amendment of certain provisions of the Notes and the Note Purchase Agreements as hereinafter provided.
Upon your acceptance hereof in the manner hereinafter provided and upon satisfaction of all conditions to the effectiveness hereof and receipt by the Company of similar acceptances from each of the holders of Notes, this Third Amendment shall be effective, but only in the respects hereinafter set forth:
Section 1. Amendments To Note Purchase Agreements.
Section 1.1. Section 10.9 of the Note Purchase Agreements is hereby amended and restated in its entirety as of the date hereof as follows:
“Section 10.9. Consolidated Net Indebtedness to Consolidated Cash Flow. The Company will not, at the end of any fiscal quarter, permit the ratio of Consolidated Net Indebtedness determined at such time to Consolidated Cash Flow determined for the four consecutive fiscal quarters then ended, to exceed 4.00:1.00.”
Section 1.2. The Note Purchase Agreements are hereby amended as of the date hereof by adding the following Section 22.7 immediately following Section 22.6 appearing in the Note Purchase Agreements:

Ladish Co., Inc.	Third Amendment
“Section 22.7. FASB 159. For purposes of determining compliance with the financial covenants set forth in this Agreement, any election by the Company to measure any financial liability using fair value (as permitted by Statement of Financial Accounting Standards No. 159 or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.”
Section 1.3. Schedule B of the Note Purchase Agreements is hereby amended as of the date hereof by adding a new definition of “Consolidated Net Indebtedness” thereto in property alphabetical order, as follows:
““Consolidated Net Indebtedness” means, as of the date of any determination thereof, (a) the total of all Indebtedness of the Company and its Subsidiaries outstanding on such date less (b) the total of all unrestricted cash and cash equivalents of the Company and its Subsidiaries at such date, all as determined on a consolidated basis in accordance with GAAP.”
Section 2. Conditions Precedent.
This Third Amendment shall not become effective until, and shall become effective on, the Business Day when each of the following conditions shall have been satisfied:
(a) Each holder shall have received this Third Amendment, duly executed by the Company.
(b) The Required Holders of each Series of Notes shall have consented to this Third Amendment as evidenced by their execution thereof.
(c) Each holder of Notes shall have received from the Company a fully earned, non-refundable amendment fee equal to the sum of the outstanding principal balance of the Notes held by such holder as of the date hereof multiplied by 0.05%.
(d) The representations and warranties of the Company set forth in Section 3 hereof shall be true and correct as of the date of the execution and delivery of this Third Amendment.
(e) Any consents or approvals from any holder or holders of any outstanding security or indebtedness of the Company and any amendments of agreements pursuant to which any securities or indebtedness may have been issued which shall be necessary to permit the consummation of the transactions contemplated hereby shall have been obtained and all such consents or amendments shall be reasonably satisfactory in form and substance to the holders and their special counsel.

Ladish Co., Inc.	Third Amendment
(f) All corporate and other proceedings in connection with the transactions contemplated by this Third Amendment and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.
(g) Each holder shall have received such certificates of officers of the Company as it may reasonably request with respect to this Third Amendment and the transactions contemplated hereby.
(h) The Company shall have paid the fees and disbursements of the holders’ special counsel, Chapman and Cutler LLP, incurred in connection with the negotiation, preparation, execution and delivery of this Third Amendment and the transactions contemplated hereby which fees and disbursements are reflected in the statement of such special counsel delivered to the Company at the time of the execution and delivery of this Third Amendment.
Section 3. Representations and Warranties.
The Company hereby represents and warrants that as of the date hereof and as of the date of execution and delivery of this Third Amendment:
(a) The Company is duly incorporated, validly existing and in active status under the laws of its jurisdiction of incorporation.
(b) This Third Amendment, the Note Purchase Agreements, as amended hereby, and the transactions contemplated hereby are within the corporate power of the Company, have been duly authorized by all necessary corporate action on the part of the Company, and this Third Amendment and the Note Purchase Agreements, as amended hereby, have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable in accordance with their respective terms.
(c) Immediately prior to and after giving effect to this Third Amendment, there are no Defaults or Events of Default under the Note Purchase Agreements, as amended hereby.
(d) The execution, delivery and performance of this Third Amendment and the Note Purchase Agreements, as amended hereby, by the Company does not and will not result in a violation of or default under (i) the articles of incorporation or bylaws of the Company, (ii) any agreement to which the Company is a party or by which it is bound or to which the Company or any of its properties is subject, (iii) any order, writ, injunction or decree binding on the Company, or (iv) any statute, regulation, rule or other law applicable to the Company.

Ladish Co., Inc.	Third Amendment
(e) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Third Amendment and the Note Purchase Agreements, as amended hereby.
(f) The Company has not paid or agreed to pay any fees or other consideration, or given any additional security or collateral, or shortened the maturity or average life of any indebtedness or permanently reduced any borrowing capacity, in each case, in connection with the obtaining of any consents or approvals of any Person in connection with the transactions contemplated hereby, other than (i) to the lenders under the Credit Agreement in the amount of $35,000 and (ii) to the holders of the Notes of the amendment fee described in Section 2(c) hereof.
(g) Other than this Third Amendment and the amendments and supplements identified in the Preamble to this Third Amendment, there are no other amendments, modifications, supplements or waivers to the Note Purchase Agreements or the Notes.
Section 4. Miscellaneous.
Section 4.1. Except as amended herein, all terms and provisions of the Note Purchase Agreements, the Notes and related agreements and instruments are hereby ratified, confirmed and approved in all respects.
Section 4.2. Each reference in the Note Purchase Agreements to “this Agreement,” “hereunder,” “hereof,” or words of similar import in instruments or documents provided for in the Note Purchase Agreements or delivered or to be delivered thereunder or in connection therewith, shall, except where the context otherwise requires, be deemed a reference to the Note Purchase Agreement, as amended hereby.
Section 4.3. This Third Amendment shall be governed by and construed in accordance with the internal laws of the State of Wisconsin.
Section 4.4. This Third Amendment and all covenants herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereunder and all holders of additional Series of Notes. All representations, warranties and covenants made by the Company herein shall survive the closing and the delivery of this Third Amendment.
Section 4.5. This Third Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute but one and the same Third Amendment. Delivery of an executed counterpart of this Third Amendment by facsimile shall be as effective as delivery of a manually executed counterpart of this Third Amendment.
[Signature Page Follows]

Ladish Co., Inc.	Third Amendment
The execution hereof by the holders shall constitute a contract among the Company and the holders for the uses and purposes hereinabove set forth.

Ladish Co., Inc.
By:	/s/ Wayne E. Larsen
	Name:	Wayne E. Larsen
	Title:	Vice President Law/Finance & Secretary
[Signature page to Third Amendment]

Ladish Co., Inc.	Third Amendment
This foregoing Third Amendment is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto.
Accepted as of the date first written above.

Teachers Insurance and Annuity Association of America
By:	/s/ Brian Roelke
	Name:	Brian Roelke
	Title:	Director
[Signature page to Third Amendment]

Ladish Co., Inc.	Third Amendment
Accepted as of the date first written above.

First Great-West Life & Annuity Insurance Company
By:	/s/ Eve A. Hampton
	Name:	Eve A. Hampton
	Title:	Vice President, Investments

By:	/s/ James Lowery
	Name:	James Lowery
	Title:	Asst. Vice President, Investments
[Signature page to Third Amendment]

Ladish Co., Inc.	Third Amendment
Accepted as of the date first written above.

London Life Insurance Company
By:	/s/ B. R. Allison
	Name:	B. R. Allison
	Title:	Authorized Signatory

By:	/s/ D. B. E. Ayers
	Name:	D. B. E. Ayers
	Title:	Authorized Signatory
[Signature page to Third Amendment]

Ladish Co., Inc.	Third Amendment
Accepted as of the date first written above.

Thrivent Financial for Lutherans
By:	/s/ Alan D. Onstad
	Name:	Alan D. Onstad
	Title:	Senior Director
[Signature page to Third Amendment]

Ladish Co., Inc.	Third Amendment
Accepted as of the date first written above.

The Prudential Insurance Company of America
By:	/s/ William S. Engelking
	Name:	William S. Engelking
	Title:	Vice President

Pruco Life Insurance Company
By:	/s/ William S. Engelking
	Name:	William S. Engelking
	Title:	Vice President

United of Omaha Life Insurance Company
By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:	/s/ William S. Engelking
	Name:	William S. Engelking
	Title:	Vice President
[Signature page to Third Amendment]

Ladish Co., Inc.	Third Amendment

Outstanding Principal Amount of Series
B Notes Held as of
Name of Holder	December 21, 2009
London Life Insurance Company	$7,500,000
Teachers Assurance and Annuity Association of America	$25,000,000
First Great-West Life & Annuity Insurance Company	$7,500,000
Total	$40,000,000

Outstanding Principal Amount of Series
C Notes Held as of
Name of Holder	December 21, 2009
Swanbird & Co (as nominee for Thrivent Financial for Lutherans)	$23,000,000
The Prudential Insurance Company of America	$15,250,000
Pruco Life Insurance Company	$5,000,000
United of Omaha Life Insurance Company	$6,750,000
Total	$50,000,000